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                                  Exhibit 10.9

                  Asset & Liability Purchase and Sale Agreement

   between Innovative Tracking Solutions Corporation, a Nevada corporation and

       Innovative Tracking Solutions Corporation, a Delaware corporation,

                              dated April 14, 1999

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                  ASSET & LIABILITY PURCHASE AND SALE AGREEMENT


This Asset & Liability Purchase and Sale Agreement ("Agreement") is made and entered into as of April 14, 1999, by and between Innovative Tracking Solutions Corporation, a Nevada corporation ("Buyer"), and Innovative Tracking Solutions Corporation, a Delaware corporation ("Seller").

RECITALS

WHEREAS, Seller owns all right, title and interest in and to certain tangible and intangible assets as defined below (the "Assets"):

WHEREAS, Seller desires to forever sell, assign, grant, convey and transfer to Buyer, and Buyer desires to acquire from Seller, all right, title and interest in and to all Seller's Assets including the name "Innovative Tracking Solutions Corporation", under the terms and conditions set forth herein; and

WHEREAS, Buyer desires to acquire and assume any and all of Seller's liabilities as defined below (the "Liabilities"):

NOW, THEREFORE, in consideration of the promises and the mutual representations, warranties, covenants and agreements hereafter set forth, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1) Definitions. For the purposes of this Agreement, the following terms shall have the following meanings:

a) Affiliates means any past, present or future subsidiaries, officers, directors, control persons, employees, shareholders, agents, representatives, attorneys, heirs, successors, beneficiaries, assign, executors, administrators or any other affiliated individual, corporation, limited liability company, association, partnership, joint venture, trust or other entity or organization.

b) Assets means the all tangible and intangible assets of Seller including, but not limited to, Currency, Credit, Inventory, Accounts Receivable, Purchase Orders, Tooling, Dies, Patents, Trademarks, Licenses, Contracts, Real Property, Leaseholds, Tenancies, Equipment, Software, Hardware, Furniture and Fixtures owned by the Seller as of the date hereof, or acquired by the Seller prior to the Closing Date.

c) Assignment means the assignment to be duly executed and delivered by Seller in accordance with this Agreement conveying to Buyer all of Seller's right, title and interest in the Assets

d) Bill of Sale means the Bill of Sale, to be duly executed and delivered by Seller in accordance with this Agreement, conveying to the buyer all the Seller's right, title and interest in and to the tangible assets

e) Closing means the closing of the purchase and sale of the Assets in accordance with the terms of this Agreement on the Closing Date.

f) Closing Date means April 14, 1999 provided that all conditions hereunder have been satisfied or waived in accordance with this Agreement.

g) Goodwill means the Seller's right, title and interest in and to the goodwill of the Seller, including, without limitation, any and all tradenames, servicemarks, trademarks, logos, copyrights and all other rights of intellectual property, whether or not claimed or asserted by Seller, and the use, application and exclusive right to exploit such rights of intellectual property, and all other similar assets, owned by the Seller as of the date hereof, or acquired by the Seller prior to the Closing Date.

h) Inventory means all manufactured products of Seller included as "Assets" under this Agreement, whether fully or partially assembled and packaged, as well as all unassembled components of the products of Seller, packaging, documentation and sales materials.

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i) Liabilities means any and all of Seller's past and present outstanding debts, obligations, claims, demands, liens, costs, expenses, taxes and penalties, judgements, damages, accounts payable, agreements, understandings and all other encumbrances whatsoever, whether absolute, accrued, fixed, contingent, known, unknown, matured or unmatured, including, but not limited to, any and all employment agreements, license agreements, consulting agreements and stock options so long as they are incurred on or before the Closing Date.

j) Purchase Price is defined for the purposes of this Agreement as the assumption by Buyer of the Liabilities of Seller under the terms and conditions of this Agreement.

2) Purchase and Sale: Closing

a) Conveyance of Assets and Liabilities. On the Closing Date and subject to the terms and conditions as set forth in this Agreement, Seller shall forever sell, assign, grant, convey and transfer to the Buyer and the Buyer shall purchase, acquire and assume from the Seller, all of the exclusive right, title and interest in, to and under all of the Assets and Liabilities of Seller, including without limitation, the following corporeal and incorporeal incidents thereof:

i) All Goodwill therein, including without limitation, all copyright interests, trademarks and any other intellectual property interests owned or claimed by Seller, including, without limitation, the U.S. Copyright and/or Trademark or Tradenames Registrations together with all other interest accruing by reason of copyright, trademark or tradenames laws or conventions. All rights, title, and interest of Seller in and to the trade secrets and any and all inventions, discoveries, improvements, ideas, trade secrets, know-how, confidential information, and all other intellectual property owned or claimed by Seller in the Assets;

ii) All rights, title, interest and benefit of Seller in, to, and under all agreements, contracts and licenses, entered into by Seller, or having Seller as a beneficiary, and pertaining to the Assets; and

iii) All rights, title, interest and benefit of the name "Innovative Tracking Solutions Corporation" throughout the world excepting that for a period not to exceed thirty (30) days from the Closing Date of this Agreement Seller may continue to use the name to complete all required documentation and forms that transfer the Assets and Liabilities contemplated by this Agreement, however, Seller shall not use the name to incur any further liability or acquire any further assets.

b) Possession. Simultaneously with the Closing, Seller shall deliver possession and enjoyment of the assets to Buyer and Buyer shall thereupon have this immediate right to possess, develop, use, sell, encumber and/or transfer the Assets, or any part thereof for its own account to the total exclusion of Seller.

c) Closing Date. The Closing Date for the consummation of the transaction contemplated by this Agreement is Wednesday, April 14, 1999 and shall take place at the offices of Seller, or such other place as mutually agreeable between the parties, at a time to be designated between the parties.

3) Deliveries at Closing

a) Deliveries by Seller. At the Closing, Seller shall deliver into the Closing the following:

i) The original Bill of Sale and the original Assignment duly executed by Seller; and

ii) Possession of the Assets, including Seller's entire Inventory and the documents evidencing the registration transfer of the copyrights, trademarks and tradenames;

iii) Such resolutions, authorizations, certificates of good standing and/or other corporate documents relating to Seller as are reasonably required by Buyer to evidence the sale and transfer in connection with the transactions contemplated under this Agreement;

iv) All documentation necessary to evidence that all monetary Assets of Seller have been liquidated and transferred to Buyer;

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v) All documentation of outstanding Liabilities including, but not limited to, bills, statements, invoices, contracts and promissory notes evidencing the Liability, the payee and the terms.

b) Deliveries by Buyer. At the closing, Buyer shall deliver into Closing such resolutions, authorizations, certificates, of good standing and/or other corporate documents relating to Buyer as are reasonably required by Seller in connection with the transactions contemplated under this Agreement and duly executed by the Buyer:

c) Deliveries by Buyer and Seller. Buyer and Seller will each deposit such other instruments consistent with this Agreement as are reasonably required to effectuate the transactions contemplated under this Agreement.

4) Payment of Purchase Price

a) Purchase Price. Buyer will be considered to have paid the total Purchase Price to Seller and to have assumed all Seller's liabilities contemplated by this Agreement upon Seller's satisfaction of the requirements of Paragraph 3a above.

b) Taxes. The amount payable to Seller by Buyer under this Section 4 is inclusive of any national, state or local sales, use, value-added or other taxes, customs duties, or similar tariffs and fees which Seller may be required to pay or collect upon the transfer and delivery of the Assets and Liabilities.

5) Representations and Warranties

a) Seller's Representations and Warranties. Seller hereby represents and warrants to Buyer that:

i) To the best knowledge and belief the Buyer shall receive, pursuant to this Agreement as of the Closing Date, complete and exclusive right, title, and interest in and to the Assets and all tangible and intangible property rights existing in the copyrights, trademarks and tradenames.

ii) The copyrights, trademarks and tradenames are original or subject to valid license and do not infringe any patent, copyright, or trade secret of any third party.

iii) Seller operates and does business under the laws of the States of Delaware and California and has all requisite power and authority to own, lease and operate its properties and to carry on its business known as INNOVATIVE TRACKING SOLUTIONS CORPORATION now being conducted or contemplated. Seller has all requisite power and authority to execute and deliver this Agreement, to perform the obligations hereunder and to consummate the transactions contemplated hereby.

iv) The execution, delivery and performance by Seller, and the consummation of the transactions contemplated hereby, have been duly and validly authorized by all necessary action on the part of Seller. This Agreement has bend duly and validly executed and delivered by Seller and, when executed and delivered in accordance with its terms, shall constitute the valid and binding obligations of Seller, enforceable in accordance with the terms thereof. Neither the execution, delivery or performance by Seller of this Agreement nor the consummation by Seller of the transactions contemplated hereby, nor compliance by Seller with any provision hereof will (i) violate or result in a breach of any provision of the Fictitious Business Name Certificate of Seller, as in effect of the date hereof, (ii) conflict with any law, statute, ordinance, rule, regulation, order, writ, judgement, injunction, award, decree, concession, grant, franchise, restriction or agreement of, from or with any governmental authority applicable to Seller. No permit, consent or approval of or by, or any notification of or filing with, any person or entity is required in connection with the execution, delivery or performance by Seller, or the consummation of the transaction contemplated hereby.

v) There are no outstanding order, judgements, injunctions, awards or decrees of any court or other governmental authority or arbitration tribunal against Seller. Seller is not in default of any such order, judgement, injunction, award or decree. There are no actions, suits, claims investigations or legal, administrative or arbitration proceedings pending or threatened against Seller, whether at law or in equity, whether civil or criminal in nature, or whether before or by any court or other governmental authority.

b) Buyer's Representatives and Warranties. Buyer hereby represents and warrants to Seller that:

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i) Buyer is, or will be on the Closing Date, duly incorporated, validly existing and in good standing under the laws of the State of Nevada and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted or contemplated. Buyer has all requisite power and authority to execute and deliver this Agreement, to perform its obligations here under and to consummate the transactions contemplated hereby.

ii) The execution, delivery and performance by Buyer, and the consummation of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of the Buyer. This Agreement has been duly and validly executed and delivered by Buyer and, when executed and delivered in accordance with its terms, shall constitute the valid and binding obligations of Buyer, enforceable in accordance with the terns thereof. Neither the execution, delivery or performance by Buyer of this Agreement nor the consummation by Buyer of the transactions contemplated hereby, nor compliance by Buyer with any provision hereof will (i) violate or result in a breach of any provision of the Articles of Incorporation or Bylaws or Buyer, in each case as in effect of the date hereof, (ii) conflict with any law, statute, ordinance, rule, regulation, order, writ, judgement, injunction, award decree, concession, grant, franchise, restriction or agreement of, from or with any governmental authority applicable to Buyer. No permit, consent or approval of or by, or any notification of or filing with, any person or entity is required in connection with the execution, delivery or performance by Buyer, or the consummation of the transactions contemplated hereby.

6) Existing Agreements

a) No Third Party Rights. Seller hereby represents and warrants to Buyer that there have been no rights in and to the Assets granted to any third parties.

b) Representations and Warranties. Seller hereby represents and warrants to Buyer that each Agreement is in full force and effect in accordance with its terms, without modification or amendment and without default by either party thereto; that to the extent required to have been performed as the Closing Date, have been performed in full; and that each Agreement is freely assignable to and assumable by Buyer pursuant to this Agreement, without the requirement of obtaining any consent or approval, giving any prior or subsequent notice, paying any further royalty or fee to any party thereto or to any other third party, or performing any duty that has not already been fully obtained performed by Seller.

c) Liabilities Assumed. Anything contained in the Agreement to the contrary notwithstanding, the Buyer is assuming, and shall be responsible for, any and all Liabilities of the Seller provided such liability, cost or expense were incurred prior to the Closing Date, all of which liabilities, costs and expenses shall, at and after the Closing Date, become the responsibility of the Buyer. Any other liabilities that are incurred on or after the Closing Date shall be the sole responsibility of Seller and Seller shall indemnify and hold Buyer and its Affiliates harmless from and against any liability, claim, cost or expense, including reasonable attorney's fees (whether incurred before or after the entry of judgment) arising therefrom.

7) Further Assurances

a) Execution of Documents. Seller shall execute and deliver such further conveyance instruments and take such further actions as may be necessary or desirable to evidence more fully the transfer of ownership of the Assets to Buyer, Seller therefore agrees:

i) To execute, acknowledge, and deliver any affidavits or documents of assignment and conveyance regarding the Assets and Liabilities;

ii) To provide testimony in connection with any proceeding affecting the right, title, or interest of Buyer in the Assets and Liabilities; and

iii) To perform any other acts deemed necessary by Buyer to carry out the intent of this Agreement.

b) Power of Attorney. Seller hereby appoints Buyer as his attorney-in-fact, irrevocably and coupled with an interest, with all right of substitution and delegation to execute or file any documents, or take any actions to perfect, protect or assert the right in and to the Assets conveyed hereunder to Buyer by Seller.

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8) Protection of Trade Secrets/Non-Competition

a) Confidentiality. The parties agreed to hold each other's Confidential Information confidential for a period of five (5) years following the Closing Date of this Agreement. The parties agree, that unless required by law, they shall not make each other's Confidential Information available in any format to any third party or to use each other's Confidential Information for any purpose other than the implementation of this Agreement. Each party agrees to take all reasonable steps to ensure that Confidential Information is not disclosed or distributed by his or its Affiliates in violation of the terms of this Agreement. A party's "Confidential Information" shall not include information that: (a) is or becomes a part of the public domain through no act or omission of the other party; (b) was in the other party's lawful possession prior to the disclosure and has not been obtained by the other party either directly or indirectly from the disclosing party; (c) is lawfully disclosed to the other party by a third party without restriction on disclosure; (d) is independently developed by the other party; or (e) is required to be disclosed by any judicial or governmental requirement or order (provided that recipient timely advises the disclosing party of the governmental demand for disclosure).

b) Trade Secrets. Seller hereby agrees that from and after the Closing Date, and for so long thereafter as the data or information remains Trade Secrets, Seller shall not use, disclose, or permit any person not authorized by Buyer to obtain any Trade Secrets (whether or not the Trade Secrets are in written or tangible form), except as specifically authorized by Buyer.

c) Non-competition. Seller hereby expressly acknowledges and recognizes the highly competitive nature of the development, marketing, manufacturing and distribution in the healthcare products industry, in general and the good will in the copyrights, trademarks and tradenames which have been developed through and by the Seller. Accordingly, in consideration of the promises contained herein and as a material inducement to the Buyer to enter into this Agreement, without which Buyer would not have entered into this Agreement, Seller expressly agrees, for it, and its Affiliates (which Affiliates the Seller represents and warrants shall be bound under this paragraphs), that they will not, for a period of five (5) years following the Closing Date, and throughout the universe (i) directly or indirectly engage in, represent, or in any way by connected with, any business or activity which is indirect or indirect competition with the business of the Buyer as it relates, in any manner, to the business of marketing healthcare related products and services ("Competing Business"), whether such engagement shall be as a sales broker or agent, independent contractor, officer, director, shareholder, owner, employee, consultant, partner, affiliate or other participation, (ii) assist others in engaging in any Competing Business in the manner described in the foregoing clauses, (iii) directly or indirectly induce the customer or suppliers of the Seller (prior to the consummation hereof) to change or alter in any manner their business dealing with the Buyer (following the consummation hereof), (iv) directly or indirectly interfere with the business of the Buyer, or (v) induce any employees, officers, sub- brokers or agents or independent contractors of the Seller to terminate Completing Business. Seller expressly understands that the foregoing restrictions may limit its ability to generate sales and revenue in the business of marketing healthcare related products and services, but it nevertheless believes that it has received sufficient consideration and other benefits, as provided hereunder, to clearly justify such restrictions.

9) Acknowledgement of Rights. In furtherance of the Agreement, Seller hereby acknowledges that, from and after the Closing Date, Buyer has acceded to all the Seller's right, title, and standing to:

a) Receive all rights, benefits, duties and obligations pertaining to the Assets and Liabilities;

b) Institute, prosecute or defend all suits and proceedings and take all actions that Buyer, in its sole discretion, may deem necessary or proper to collect, assert, or enforce any claim, right or title or any kind in and to any and all of the Assets.

c) Defend and compromise any and all such action, suits, or proceedings relating to such transferred Assets and Liabilities, and perform all other such acts in relation thereto as Buyer, in its sole discretion, deems advisable.

10) Indemnity

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a) Indemnification. Seller will hold Buyer harmless and defend Buyer, at
Seller's sole cost and expense, any claim, suit or proceeding brought against Buyer or its Affiliates (or appeal following the entry of any judgement) which is based upon a claim that (i) the Seller infringes any patent, copyright, or trade secret of any third party, or any other right of any third party in the Assets (including, without limitation, any right asserted by Seller or its Affiliates, provided Buyer gives Seller written notice within thirty (30) calendar days of receiving notice of such claim, suit or proceeding. Buyer shall reasonably cooperate with Seller in the defense of any such claims, suit or proceeding, Seller will pay any damages and costs assessed against Buyer (or payable by Buyer pursuant to a settlement agreement) in connection with such proceeding.

11) Miscellaneous

a) Binding. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto, together with their respective legal representatives, successors and assigns.

b) Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the United States and the State of Nevada.

c) Notices. Any notices given by either party hereunder will be in writing and will be given by personal delivery, national overnight courier service, or by U.S. mail, certified or registered, postage prepaid, return receipt requested, to Seller or Buyer at the current business address which the party to whom notice is to be given shall from time to time have furnished to the other party in writing in accordance herewith. All notices will be deemed effective upon personal delivery, or five (5) days following deposit in the U.S. mail, or two
(2) business days following deposit with any national overnight courier service.

d) Entirety and Amendment. This Agreement and any and all exhibits hereto which are incorporated herein constitute the entire agreement and understanding between the parties with respect to the subject matter herein and supersede all prior or contemporaneous agreements, and representations or communications, whether written or oral, between the parties. The terms of this Agreement may not be amended except in a writing executed by both parties.

e) Assignment. This Agreement may not be assigned by either part hereto without the prior written consent of the other party to this Agreement.

f) Severability. It is the desire and intent of the parties hereto that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any provision of this Agreement shall be adjudicated to be invalid, illegal or unenforceable in any respect in any jurisdiction, such provision shall be automatically deemed amended, but only to the extent necessary to render such provision valid, legal and enforceable in such jurisdiction, such amendment to apply only with respect to the operation of such provision in such jurisdiction, and the validly, legality and enforceability of the remaining provisions of this Agreement shall not in any way by affected or impaired thereby.

g) Construction. The provisions of the Agreement shall be construed according to their fair meaning and neither for nor against any party hereto irrespective of which party caused such provisions, or the Agreement in its entirety, to be drafted.

h) Headings; Gender; Number. The headings of paragraphs and sections of this Agreement are for convenience and reference only, do not constitute a part of this Agreement, and shall not in any way affect the meaning, construction or effect of any provision of this Agreement. Unless the context otherwise requires, words expressed in the singular shall include the plural and vice-versa, and the use of the neuter, masculine or feminine gender is for convenience only and shall be deemed to mean and include the neuter, masculine or feminine gender, as appropriate.

i) Survival. All agreements, statements, representatives, warranties and covenants made by the parties hereto, and all other agreements and instruments to be executed in connection there will, shall survive the execution and delivery to this Agreement.

j) Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement; provided,

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however, that in proving this Agreement, it shall not be necessary to produce or account for more than one counterpart hereof.

k) Arbitration. Any dispute or claim arising out of this Agreement shall be submitted to the American Arbitration Association for binding arbitration under its Commercial Arbitration Rules. The decision of the arbitrator shall be final and binding upon both parties hereto and judgement on the award rendered by the arbitrator may be entered in any court of competent jurisdiction. The prevailing party in such arbitration shall be entitled to recover the costs of arbitration and its reasonable attorney's fees (whether incurred before or after the decision of the arbitrator) from the losing party in addition to any damages awarded by the arbitrator.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

FOR "BUYER"

Innovative Tracking Solutions Corporation, a Nevada Corporation

Date:    April 14, 1999

/s/ Dianna Cleveland
---------------------------------
Dianna Cleveland, President

FOR "SELLER"

Innovative Tracking Solutions Corporation, a Delaware Corporation

Date:    April 14, 1999

/s/ Dianna Cleveland
-----------------------
Dianna Cleveland, President

Date:    April 14, 1999

/s/ Lee Namisniak
------------------------
Lee Namisniak, Vice President/COO/CFO